EXHIBIT 99-11
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                                Jones & Blouch L.L.P.
                          1025 THOMAS JEFFERSON STREET, N.W.
                             WASHINGTON, D.C. 20007-0805
                                    (202) 223-3500




                                                       December 13, 1995



          The Board of Directors
          The Manufacturers Life Insurance
               Company of America
          500 N. Woodward Avenue
          Bloomfield Hills, MI 48304



          Dear Sirs:

               We hereby consent to the reference to this firm under the caption "Legal Matters" in the prospectus contained in post-effective amendment No. 5 to the registration statement on Form S-6 of Separate Account Three of The Manufacturers Life Insurance company of America, File No. 33-52310, to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933.



                                               Very truly yours,

                                               /s/Jones & Blouch L.L.P.

                                               Jones & Blouch L.L.P.
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